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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): August 15, 2000


                                webMethods, Inc.
          -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                      00-115681            54-1807654
------------------------      ------------------   ---------------------
(State or Other Jurisdiction  (Commission File     (IRS Employer
of Incorporation)             Number)              Identification Number)


3930 Pender Drive
Fairfax, Virginia                                  22030
------------------------                           ---------------------
(Address of Principal                              (Zip Code)
Executive Offices)


Registrant's Telephone Number, including Area Code:       (703) 460-2500
                                                          ---------------------


                           --------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.     Acquisition or Disposition of Assets

            On August 15, 2000, webMethods, Inc., a Delaware corporation ("webMethods"), completed its acquisition of Active Software, Inc., a Delaware corporation ("Active Software"), through the merger of a wholly owned subsidiary of webMethods with and into Active Software, with Active Software surviving as a wholly owned subsidiary of webMethods (the "Merger"). The Merger is intended to be a tax-free reorganization for federal income tax purposes and to be accounted for as a pooling-of-interests transaction.

            In connection with the Merger, webMethods issued approximately 13.9 million shares of webMethods common stock for all of the issued and outstanding shares of Active Software. webMethods also assumed Active Software's outstanding stock options. In the merger, each outstanding share of Active Software common stock was exchanged for 0.527 of a share of webMethods common stock. Each outstanding Active Software stock option was adjusted to reflect this exchange ratio. In connection with the Merger, the size of the webMethods board of directors was increased by two members and R. James Green and James P. Gauer, directors of Active Software, were appointed to the board of directors. In addition, Mr. Green, the former chairman and chief executive officer of Active Software, has become the chief technology officer of webMethods.

            A press release announcing the completion of the transaction is attached as an exhibit to this report and incorporated by reference herein.

Item 5.     Other Events

            On August 15, 2000, webMethods held its annual meeting of stockholders, at which stockholders approved the issuance of shares of webMethods common stock in connection with the Merger, an amendment to webMethods' Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 500,000,000 shares and an amendment to webMethods' Stock Option Plan to increase the number of shares of common stock reserved for issuance under this plan to 20,731,000 shares and to make certain technical amendments to the plan. webMethods filed the Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation and the Amended and Restated Stock Option Plan with the Securities and Exchange Commission (the "SEC") as Exhibits 4.2 and 4.3, respectively, to the webMethods Registration Statement on Form S-8 filed with the SEC on August 17, 2000. In addition, at the annual meeting webMethods stockholders elected Robert Cook, Robert Vasan and Chase Bailey as directors for three year terms and ratified the appointment of PricewaterhouseCoopers LLP as webMethods' independent accountants for the year ending March 31, 2001.

            A press release announcing the results of the annual meeting of stockholders is attached as an exhibit to this report and is incorporated by reference herein.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (a)   Financial Statements of Business Acquired

            webMethods intends to file by amendment the required financial statements reflecting the aquisition of all of the issued and outstanding capital stock of Active Software no later than 60 days after the date that this report on Form 8-K must be filed.

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            (b)   Pro Forma Financial Information

            webMethods intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock of Active Software no later than 60 days after the date that this report on Form 8-K must be filed.

            (c)   Exhibits


Exhibit Number                        Exhibit
--------------                        -------
 2.1                                  Agreement and Plan of Merger, dated
                                      as of May 20, 2000, by and among
                                      webMethods, Inc., Wolf Acquisition,
                                      Inc. and Active Software, Inc.
                                      (incorporated by reference to
                                      Exhibit 2.1 of the Registrant's
                                      Current Report on Form 8-K filed
                                      with the SEC on May 24, 2000)

99.1                                  Press Release Dated August 16, 2000

99.2                                  Press Release Dated August 15, 2000


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    webMethods, Inc.


                                    By:   /s/ Mary Dridi
                                          ------------------------------
                                          Chief Financial Officer





Dated:   August 23, 2000





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                              INDEX TO EXHIBITS

Exhibit Number                        Exhibit
--------------                        -------
 2.1                                  Agreement and Plan of Merger, dated
                                      as of May 20, 2000, by and among
                                      webMethods, Inc., Wolf Acquisition,
                                      Inc. and Active Software, Inc.
                                      (incorporated by reference to
                                      Exhibit 2.1 of the Registrant's
                                      Current Report on Form 8-K filed
                                      with the SEC on May 24, 2000)

99.1                                  Press Release Dated August 16, 2000

99.2                                  Press Release Dated August 15, 2000